UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 30, 2014

3D Pioneer Systems, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	333-184026	27-1679428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22, Hanover Square, west Central, London, United Kingdom, W1S 1JP
(Address of principal executive offices, including zip code)

0044-203-700-8925
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Explanatory Note

This current report on Form 8-K/A (this "Amendment") is being filed solely to amend Item 3.02 on the current report on Form 8-K as filed with the Securities and Exchange Commission on February 3, 2012 (the "Original Filing") by 3D Pioneer Systems, Inc. a Nevada corporation (the "Corporation").  No other changes, other than the corrected information in Item 3.02 below, are otherwise being made to the Original Filing.

Item 3.02	Unregistered Sales of Equity Securities

In the Original Filing, the Corporation reported that as of January 30, 2014, the Corporation had received a subscription from the Non-U.S. person for $20,000 USD, in which the Corporation was obligated to issue 57,143 shares of restricted common stock, valued at $0.35 per share.

However, as of March 14, 2014, the Corporation and the Non-U.S. person have agreed to amend the subscription to reflect the price per share as $0.2625.  Therefore, at $20,000 USD, the Non-U.S. person shall be entitled to receive an additional 19,047 shares, making the total issuance for the subscription 76,190 shares of restricted common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

By:	/s/ Alexandros Tsingos
Dated: March 14, 2014	Alexandros Tsingos, CEO